UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                              1934


Date of Report (Date of earliest event reported):  September 24,
                              1999


                    Penn Virginia Corporation
     (Exact name of registrant as specified in its charter)


       Virginia                           0-753              23-1184320
(Name or other jurisdiction             (Commission         (IRS Employer
 of incorporation)                      File Number)     (Identification No.)

  One Radnor Corporate Center, Suite 200, 100 Matsonford Road,
                        Radnor, PA 19087
(Address of principal executive offices)      (Zip  Code)

 Registrant's telephone number, including area code  (610) 687-8900




Item 5.  Other Events

     On September 24, 1999, Registrant, through its two indirectly wholly owned subsidiaries, Penn Virginia Coal Company and Kanawha Rail Corp., acquired fee and mineral rights to approximately 90 million tons of coal reserves and certain other assets including various oil and gas mineral rights, hardwood timber, a short line railroad and a dock on the Kanawha River
(the "Assets"). The Assets were purchased pursuant to an Asset Purchase Agreement dated as of July 1, 1999. Cash consideration for the Assets was $30,440,000.


Item 7.   Exhibits

(c)  Exhibits


       Exhibit 99.1 Press Release dated September 27, 1999.




                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Penn Virginia Corporation



Date:  October 7, 1999                  By:  /s/ Steven W. Tholen
                                        Steven W. Tholen
                                        Vice President and
                                        Chief Financial Officer

                          EXHIBIT 99.1


                    PENN VIRGINIA CORPORATION
One Radnor Corporate Center, Suite 200, 100 Matsonford Road,Radnor, PA 19087
_____________________________________________________________________________

FOR IMMEDIATE RELEASE

Contact:  Steven W. Tholen, Vice President and Chief Financial Officer
               (610) 687-8900           Fax (610) 687-3688


     PENN VIRGINIA CLOSES $30.4 MILLION COAL RESERVE ACQUISITION

     RADNOR, PA, SEPTEMBER 27, 1999--Penn Virginia Corporation (NYSE:PVA) today announced the completion of the $30.4 million acquisition of fee and mineral rights to over 90 million tons of high quality coal reserves. Included in the acquisition are various oil and gas mineral rights, hardwood timber, a short line railroad and a dock on the Kanawha River. The Company had announced the signing of a definitive agreement to purchase these assets on July 1, 1999.

     Approximately two thirds of the coal reserves are owned in fee by Penn Virginia and the balance are subject to long-term leases. Approximately 50 percent of the reserves are post-2000 Clean Air Act compliant. Approximately 80 percent of the reserves are leased to a variety of operators.

     Penn Virginia President and Chief Executive Officer, A. James Dearlove, said, "We are pleased with the addition of these high quality coal reserves. Over 50 million tons of the reserves are contiguous with the Company's Coal River properties and have easy access to the Kanawha River, which provides our lessees with low cost barge transportation to a number of electric power generators. The new properties are expected to contribute to continued growth in Penn Virginia's royalty operations, which provide a consistent and predictable revenue stream. This transaction combined with the acquisition of natural gas assets announced earlier this summer and some important developments that expand our natural gas exploration program and coal infrastructure opportunities have provided Penn Virginia with some very positive momentum for 1999 and into 2000."

     Penn Virginia is an energy company engaged primarily in the development and production of oil and gas, leasing of mineral rights and collection of royalties. Penn Virginia is headquartered in Radnor, PA.

                              *****

     This release includes forward-looking statements within the meaning of the federal securities laws with respect to development activities, capital expenditures, acquisitions and dispositions, drilling and exploration programs, expected commencement dates of coal mining or oil quantities of future coal production by the Company's lessees producing coal from reserves leased from Penn Virginia, costs and expenditures as well as projected demand or supply for coal and oil and gas, which will affect sales levels, prices and royalties realized by Penn Virginia. Certain factors discussed herein and in the Company's filings with the Securities and Exchange Commission could cause actual results to differ from those in these forward-looking statements, and reference is made to such filings.